Exhibit 3.7

Filed this 18th day of June 1984 Commonwealth of Pennsylvania Department of State

COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU	Secretary of the Commonwealth

ARTICLES OF AMENDMENTS

DOMESTIC BUSINESS CORPORATION

In compliance with requirements of Section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364. S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is Baldwin Hardware Manufacturing Corporation.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department) 123 South Broad Street, Philadelphia, Pennsylvania 19109.

3. The statute by or under in which it was incorporated is the Business Corporation Law approved May 5, 1933, P.L. 364, as amended.

4. The date of its incorporation is November 13, 1957 (Domesticated).

5. The amendment was adopted by a consent in writing, setting forth the actions so taken, signed by all the stockholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

(a) The total number of shares outstanding was 17,500.

(b) The number of shares entitled to vote was 17,500.

7. In the action taken by the shareholders:

(a) The number of shares voted in favor of the amendment was 17,500.

(b) The number of shares voted against the amendment was 0.

8. The amendment adopted by the shareholder, set forth in full, is as follows:

“RESOLVED, that in the judgement of this Board of Directors, it is in the best interest of Company to amend Article 1st of the Articles of Domestication of the Company to read in its entirety as follows:

“1st. The name of the Corporation is Baldwin Hardware Corporation.”

and it is further

“RESOLVED, that the proposed amendment to the Articles of Domestication of the Company be submitted to the sole shareholder of the Company, Masco Corporation, for ratification and approval; and it is further

“RESOLVED, that the proposed amendment to the Articles of Domestication of the Company be effective as soon as the same may be reasonably accomplished, following the ratification and approval by the sole shareholder, Masco Corporation; and it is further

“RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, singly authorized to file any documents and to take any and all action such officer deems necessary or advisable to effectuate the intent of the foregoing resolutions.”

IN TESTIMONY WHEREOF, the undersigned has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 6th day of June, 1984.

[SEAL]	BALDWIN HARDWARE MANUFACTURING CORPORATION

	By	/s/ Richard G. Mosteller
Vice President, Richard G. Mosteller

Attest:

	By	/s/ Gerald Bright
Secretary, Gerald Bright

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

ARTICLES OF AMENDMENT

DOMESTIC BUSINESS CORPORATION

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is Baldwin Hardware Manufacturing Corporation.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department) 841 Wyomissing Boulevard, Reading, Pennsylvania, 19610.

3. The statute by or under which it was incorporated is: Domesticated under the “Business Corporation Law,” approved May 5, 1933, P.L. 364, as amended.

4. The date of its incorporation is: Domesticated November 13, 1957.

5. The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: 26th day of February, 1981.

Place: offices of the Corporation, 841 Wyomissing Boulevard, Reading, Pennsylvania 19610

Kind and period of notice: waived by all shareholders

6. In the action taken by the shareholders:

(a) The number of shares voted in favor of the amendment was: 1750

(b) The number of shares voted against the amendment was: 0

7. The amendment adopted by the shareholders, set forth in full, is as follows:

RESOLVED, that Article 5th of the Articles of Domestication of this corporation be amended as follows:

“5th. The aggregate number of shares which the corporation shall be authorized to issue is twenty thousand (20,000) shares of common stock without nominal or par value.”

FURTHER RESOLVED, that the president or vice-president and secretary or treasurer of this corporation be and they hereby are empowered and directed to execute under the corporate seal of this corporation Articles of Amendment pursuant to said resolution and to file such Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania.

FURTHER RESOLVED, that the officers of this corporation be and they are hereby authorized to do any and all other things which may be necessary to carry out the intent hereof.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 26th day of February, 1981.

BALDWIN HARDWARE MANUFACTURING CORPORATION

Filed with the Secretary of the Department of State on the 27th day of April, 1981.

vod

ARTICLES OF DOMESTICATION

TO THE DEPARTMENT OF STATE

OF THE COMMONWEALTH OF PENNSYLVANIA

In compliance with the requirements of Section 909 of Article IX of the “Business Corporation Law”, approved the fifth day of May, A.D. 1933, P.L. 364, as amended, the undersigned foreign business corporation holding a certificate of authority to do business in the Commonwealth of Pennsylvania and desiring to become a domestic corporation of the Commonwealth of Pennsylvania, hereby certifies as follows:

1st. The name of the corporation is BALDWIN HARDWARE MANUFACTURING CORPORATION.

2nd. The location and post office address of its initial registered office in the Commonwealth of Pennsylvania is 841 Wyomissing Boulevard, Reading, Berks County.

3rd. The purpose or purposes for which the corporation was organized are:

“(a) To conduct the business of manufacturing of merchandise and equipment of all natures and description, to include merchandise, equipment, jigs, tools, dyes, machinery and engines, or any parts of the aforementioned, to deal in, buy, sell, exchange, import, export, market, prepare for market, lease, mortgage, repair, manufacture and generally deal in and with all kinds and types of machinery, merchandise, equipment, jigs, tools, dyes and engines and parts thereof of every nature and description.

(b) To purchase or hold, lease, sell, mortgage or otherwise acquire or dispose of all kinds of buildings or property establishments or personal property of all kinds, used or useful in connection with the obligation of the aforementioned businesses; to acquire and dispose of real and personal property of all kinds.

(c) To build, buy, sell, lease, rent, equip, operate and own building or buildings, store or stores, or any real estate for all purposes, wholesale and retail.

(d) To act as general or special agent, representative or broker in the transacting of business in connection with its principal business.

(e) To acquire the business, property, good will rights, estates, assets or interests therein, and to assume or to undertake the liabilities in whole or part, of any persons, firm or firms or otherwise.

(f) To apply for, purchase or otherwise acquire any trade marks, trade names, patents, inventions, formulas, improvements, copyrights or processes used in connection with or secured by or under letters of patent of the United States of America or any foreign country, to own, hold, use, operate, develop, deal or trade in, sell or otherwise dispose of the same.

(g) To purchase, hold, own, take over, maintain, develop, sell, convey, lease, mortgage, exchange, improve and to deal in real estate and real property or any interest and rights therein, without limit as to amount; to purchase, hold, own, take over, sell, hire, lease, mortgage, pledge, chattels and chattels real, without limit as to amount, and to lend money on bonds secured by mortgages on real estate and to lend money on bonds secured by mortgages for future advances on real estate.

(h) To improve, manage and operate real property; the building, construction and alteration of houses and other structures thereon, and the development of real property generally to make all mortgages of real property and borrowing money thereon by mortgage or otherwise; the loaning of money upon real property and the taking of mortgages of the same; the buying, selling and dealing in bonds and loans secured by mortgages or other liens on real property the purchasing, manufacturing, acquiring, holding, owning, mortgaging, pledging, leasing, selling, assigning and transferring, investing in, trading in and dealing in goods, wares, merchandise and property of every kind and description, real and personal and the carrying on of any of the above businesses of any other business connections therewith wherever the same may be permitted by law, either manufacturing or otherwise, and to the same extent as the laws of this State will permit, and as fully and with all the powers that the laws of this State confer upon corporations and organizations under said act, and to do any and all of the above businesses and set forth to the same extent as natural persons might or could do.

(i) The corporation shall also have the power to conduct its business in all its branches, have one or more offices and unlimitedly to hold, purchase, mortgage and convey real and personal property in any State, territory or colony of the United States and in any foreign country or place.

(j) To acquire the good will, business, property and assets and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock, bonds, debentures or other securities of this corporation, or otherwise, as the directors may determine.

(k) To conduct its business and have one or more offices, and unlimitedly and without restriction to hold, purchase, lease, mortgage and convey real and personal property in or out of this State, and in such place and places in the several states and territories of the United States, colonial possessions or territorial acquisitions of the United States, and in foreign countries, as shall from time to time be found necessary and convenient for the purposes of the company’s business.

(l) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, either as holders of or interested in, any property or otherwise; with all the powers now or hereafter conferred by the laws of New Jersey upon corporations under the act hereinafter referred to.”

Upon domestication, the corporation will be subject to the provisions of the “Business Corporation Law” of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended, and the purposes for which the corporation is organized shall be:

To manufacture, sell, buy and generally deal in all types of builders, hardware, tools, machinery and equipment.

4th. The term for which the corporation was originally incorporated is unlimited, and the term for which domestication is to exist is perpetual.

5th. The aggregate number of shares which the corporation under its foreign charter is authorized to issue is one thousand (1,000) shares of common stock without nominal or par value.

The aggregate number of said shares of common stock issued is one hundred (100) shares, of which seventy-five (75) shares are outstanding and twenty-five (25) shares are held by the corporation as treasury shares. 5th (a) The stated capital applicable to the no par value/shares issued is $16,486.00.

6th. The corporation under its foreign charter is authorized to issue only one class of shares as set forth in paragraph 5th above.

7th. The corporation is not authorized to issue the shares of any preferred or special class of stock in series.

8th. The value of property with which the corporation will begin business upon domestication is Thirty-four Thousand Eight Hundred Sixty-seven Dollars and Forty-eight Cents ($34,867.48).

9th. The names and post office addresses of the present directors are:

Name	Address
Henry Fayerman	1408 Brooke Boulevard, Kenhorst, Penna.
Severin Fayerman	17 Carlisle Avenue, Lincoln Park, Penna.
Marjorie Fayerman	17 Carlisle Avenue, Lincoln Park, Penna.
Milton Fayerman	1408 Brooke Boulevard, Kenhorst, Penna.

10th. The names and post office addresses of the present officers are:

Name	Address
Henry Fayerman, President	1408 Brooke Blvd., Kenhorst, Pa.
Marjorie Fayerman, Secretary	17 Carlisle Ave., Lincoln Park, Pa.
Severin Fayerman,Vice-President	17 Carlisle Ave., Lincoln Park, Pa.
Milton Fayerman, Treasurer	1408 Brooke Blvd., Kenhorst, Pa.

11th. The corporation was organized under and by virtue of the provisions of an Act of the Legislature of the State of New Jersey, entitled, “An Act Concerning Corporations”, Revised Statutes of 1937, Title 14, 1—1.

IN TESTIMONY WHEREOF, BALDWIN HARDWARE MANUFACTURING CORPORATION has caused these Articles of Domestication to be signed by its President and its Corporate seal to be hereto affixed, duly attested by its Secretary this 31 day of July A.D. 1957.

BALDWIN HARDWARE MANUFACTURING CORPORATION

COMMONWEALTH OF PENNSYLVANIA
SS:
COUNTY OF BERKS

ON this the 16 day of October A.D. 1957, before me, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared HENRY FAYERMAN, the President, and MARJORIE FAYERMAN, the Secretary of the above-named corporation, who, being duly sworn, did depose and say that they are respectively the President and the Secretary of the said corporation; that the foregoing Articles of Domestication were duly signed and sealed by them as the act and deed of the corporation; that the seal affixed thereto is the common and corporate seal of the corporation; and that the statements therein are true to the best of the knowledge and belief of each deponent.

Sworn to and subscribed before me this 16 day of October A.D. 1957.

Approved in the Department of State on the 13th day of November A.D. 1957.